UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2023

RISE GOLD CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-53848	30-0692325
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

650-669 Howe Street
 Vancouver, British Columbia, Canada V6C 0B4
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (604) 260-4577

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On January 31, 2023, Rise Gold Corp. (the "Corporation") held its 2023 Annual Meeting of Shareholders, (the "Annual Meeting"). The proposals voted upon at the Annual Meeting and the final voting results are indicated below.

1. To fix the number of directors to be elected at five (5)

The number of directors to be elected, fixed at five (5), was approved. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
4,212,376	6,222	0	0

2. Election of Directors

Nominee	Votes For %	Votes For	Votes Withheld	Broker Non-Votes
Benjamin W. Mossman	99.187%	4,184,305	34,293	0
Thomas I. Vehrs	99.138%	4,182,225	36,373	0
John G. Proust	99.211%	4,185,305	33,293	0
Murray Flanigan	99.214%	4,185,425	33,173	0
Lawrence Lepard	99.828%	4,211,322	7,276	0

3. Appointment of Davidson & Company LLP. Chartered Professional Accountants

Votes For %	Votes For	Votes Abstain
98.419	4,151,883	66,715

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

On January 31, 2023, the Company issued a press release to announce results of the Company's Annual General Meeting. A copy of the press release is included as Exhibit 99.1

Exhibit No.	Description

99.1	Press release dated January 31, 2023
104	Cover Page Interactive Data File (embedded withing the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2023

RISE GOLD CORP.

/s/ Benjamin Mossman
Benjamin Mossman
Chief Executive Officer